Exhibit 99.1

October 20, 2006

Mark R. Brann, Ph.D.

PO Box 111

Rye, New Hampshire 03870

Dear Mark:

This letter sets forth the substance of the separation agreement (the “Agreement”) ACADIA Pharmaceuticals Inc. (the “Company”) is providing in connection with your employment transition.

1. Separation. Your last day of work with the Company and your employment termination date will be October 20, 2006 (the “Separation Date”). You are resigning as an employee and from your positions as President and Chief Scientific Officer and as a member of each of the Company’s Board of Directors and the Board of Directors of ACADIA Pharmaceuticals A/S. As consideration for entering into this Agreement, you and the Company agree to terminate your employment agreement, dated as of January 31, 1997 (the “Employment Agreement”), other than Sections 8 and 9, which shall survive. As additional consideration, you and the Company agree to enter into a Consulting Agreement, dated as of the date of this Agreement (the “Consulting Agreement”), in which will provide for your continuous service to the Company.

2. Accrued Salary and Vacation. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. The Company will make the applicable 401K matching payment on all remaining salary paid through the Separation Date. You are entitled to these payments regardless of whether you execute this Agreement.

3. Health and Life Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense following the Separation Date. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish. If you timely elect to continue coverage under COBRA and execute this Agreement, although the Company has no obligation to do so, then the Company will reimburse the COBRA premiums (for you and your family members who were covered by the aforementioned group health insurance policies as of the Separation Date) through December 31, 2008. If COBRA is not legally available to you for the entire period up to December 31, 2008, the Company will pay you the equivalent of the monthly COBRA reimbursement payments for the months you are not COBRA eligible, up to December 31, 2008. This obligation will end if you become eligible for health insurance benefits with another employer. You agree to immediately notify the Company if and when you do become eligible for insurance coverage during a time period in which the Company is paying COBRA-equivalent payments to you under this paragraph. You will be provided with a separate notice describing your rights and obligations under COBRA. You will be entitled to convert your current life insurance provided by the Company’s life insurance carrier to a whole life insurance policy, in accordance with the carrier’s policies. You will be responsible for any payments necessary to continue such life insurance coverage.

4. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance, or benefits after the Separation Date.

5. Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reconcile all outstanding expense items and reimburse you for qualifying expenses pursuant to its regular business practices. In addition, the Company agrees to reimburse your actual documented legal expenses incurred in connection with the review of this Agreement, the Consulting Agreement, and any other documents related to your employment at the Company, up to a maximum $9,000.

6. Return of Company Property. You agree to return to the Company immediately all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, any computer or blackberry device), credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof), including, but not limited to, information regarding contacts with the Company’s customers and vendors (provided, however, that you will be entitled to retain any Company laptop currently in your possession and any materials remaining thereon, provided that the Company may require access to the laptop to delete any proprietary information). Your timely return of all such Company documents and other property is a condition precedent to your receipt of the severance benefits provided under this Agreement. You will be allowed to retain your contact database that exists on the Company’s system as of the Separation Date. You will also be allowed to retain any other documents or equipment the Company agrees in writing that you will need to complete your obligations under the Consulting Agreement.

7. Proprietary Information Obligations. Both during and after your employment you acknowledge your continuing obligations not to use or disclose any confidential or proprietary information of the Company and to assign discoveries and works while an employee of the Company, as provided in Sections 8 and 9 of the Employment Agreement. A copy of the Employment Agreement is attached hereto as Exhibit A.

8. Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you many disclose this Agreement in confidence to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

9. Inside Information Obligations. You acknowledge your existing obligations under the Company’s Policy Against Trading on the Basis of Inside Information, a copy of which is attached hereto as Exhibit B.

10. Nondisparagement. You agree not to disparage the Company, its officers, directors, employees, stockholders, and agents, in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information when required by legal process. Likewise, the Company agrees to instruct its executive officers not to disparage you in any manner likely to be harmful to your business or personal reputation and, in response to inquiries from third parties, to provide a statement substantially consistent with the press release agreed to by the parties, a copy of which is attached hereto as Exhibit C.

11. No Admissions. The parties understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other or to any other person, and that neither party makes any such admission.

12. Your Release of Claims. In exchange for the consideration under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company and its directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (b) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), and the California Fair Employment and Housing Act (as amended). This release is not intended to release any right to indemnity that you have under Delaware or California law for acts arising out of the course and scope of your employment. The release is also not intended to release any claim you might have for worker’s compensation, unemployment benefits or any other right which by law can not be waived as against public policy, if any.

13. The Company’s Release of Claims. The Company, for itself, its subsidiaries and/or parent corporations, divisions, affiliates, past and present officers, directors, employees, agents, representatives, and each and all of the foregoing persons’ heirs, assigns, executors, administrators and successors, hereby releases and forever discharges you and your heirs, assigns, executors, administrators and successors and each of them, of and from any and all claims, expenses, debts, demands, costs, contracts, liabilities, obligations, actions and causes of action, in law or in equity, which it may have or may claim to have by reason of your employment with and separation from the Company. Released claims shall not include any claims based on willful misconduct. In addition, released claims shall not include any claims based on obligations created by this Agreement, the Employment Agreement (Exhibit A hereto) or the Company’s Policy Against Trading on the Basis of Inside Information (Exhibit B hereto).

14. ADEA Waiver. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA (“ADEA Waiver”). You also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your ADEA Waiver does not apply to any rights or claims that arise after the date you sign this Agreement; (b) you should consult with an attorney prior to signing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily sign it sooner); (d) you have seven (7) days following the date you sign this Agreement to revoke the ADEA Waiver (in a written revocation sent to me); and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement (the “Effective Date”). You will not receive any of the benefits provided by this Agreement unless and until it becomes effective.

15. Section 1542 Waiver. In granting the release herein, which includes claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement. . The Company will waive its rights and benefits under Section 1542, except with regard to claims based on willful misconduct, claims arising under sections 8 and 9 of your Employment Agreement (Exhibit A) or the Company’s Policy Against Trading on the Basis of Inside Information (Exhibit B hereto). The Company’s right to pursue an action against you for these specific and limited types of claims is expressly excluded from both its release and this 1542 waiver.

16. Miscellaneous. This Agreement, including Exhibits A, B, and C, and the Consulting Agreement, constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to its subject matter. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein or in the Consulting Agreement, and supersedes any other such promises, warranties or representations, including but not limited to, the Employment Agreement. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be executed in counterparts and facsimile signatures will suffice as original signatures.

17. Non-Solicitation. From the date of this Agreement through December 31, 2008, you agree that you will not recruit, solicit or induce, or attempt to induce, any person then in the employ of the Company to terminate their employment with, or otherwise terminate their relationship with, the Company.

18. Arbitration. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever (with the sole exception of disputes relating to Section 9 of this Agreement), arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in San Diego, California, under the then-existing JAMS rules. The prevailing party in such arbitration proceedings shall be entitled to recover from the other party reasonable attorneys’ fees and other recoverable costs incurred in connection with such arbitration proceeding unless prohibited by law. Nothing in this Agreement shall prevent either party from seeking to obtain injunctive relief in court to preserve the status quo or prevent irreparable harm pending the conclusion of any such arbitration. Notwithstanding the foregoing, you and the Company each have the right to resolve any issue or dispute involving confidential, proprietary or trade secret information, or intellectual property rights, by court action instead of arbitration.

If this Agreement is acceptable to you, please sign below and return the original to me.

We wish you the best in your future endeavors.

Sincerely,

ACADIA Pharmaceuticals Inc.

By:	/s/ Uli Hacksell
Uli Hacksell, Ph.D.
Chief Executive Officer

I HAVE READ, UNDERSTAND AND AGREE FULLY TO THE FOREGOING AGREEMENT, WHICH INCLUDES A RELEASE AND WAIVER OF CLAIMS:

/s/ Mark R. Brann	October 20, 2006
Mark R. Brann, Ph.D.	Date

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